                                                                   Exhibit 12.02
CITICORP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                      YEAR ENDED DECEMBER 31,

EXCLUDING INTEREST ON DEPOSITS:                    2001          2000           1999           1998          1997
                                                  ------------------------------------       -------       -------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
    INTEREST ON DEPOSITS)                           8,316         8,722          7,795         7,308         6,776
  INTEREST FACTOR IN RENT EXPENSE                     303           283            235           213           189
  DIVIDENDS--PREFERRED STOCK                            -             -              -           126           223 (A)
                                                  -------       -------        -------       -------       -------
   TOTAL FIXED CHARGES                              8,619         9,005          8,030         7,647         7,188
                                                  -------       -------        -------       -------       -------
INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES          15,221        12,876         10,496         6,732         7,664
  FIXED CHARGES (EXCLUDING PREFERRED
    STOCK DIVIDENDS)                                8,619         9,005          8,030         7,521         6,965
                                                  -------       -------        -------       -------       -------
    TOTAL INCOME                                   23,840        21,881         18,526        14,253        14,629
                                                  =======       =======        =======       =======       =======
RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                     2.77          2.43           2.31          1.86          2.04
                                                  =======       =======        =======       =======       =======
INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                                 20,181        22,045         18,606        18,868        16,430
  INTEREST FACTOR IN RENT EXPENSE                     303           283            235           213           189
  DIVIDENDS--PREFERRED STOCK(A)                         -             -              -           126           223
                                                  -------       -------        -------       --------      -------
   TOTAL FIXED CHARGES                             20,484        22,328         18,841        19,207        16,842
                                                  -------       -------        -------       --------      -------
INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES          15,221        12,876         10,496         6,732         7,664
  FIXED CHARGES (EXCLUDING PREFERRED
   STOCK DIVIDENDS)                                20,484        22,328         18,841        19,081        16,619
                                                  -------       -------        -------       -------       -------
   TOTAL INCOME                                    35,705        35,204         29,337        25,813        24,283
                                                  =======       =======        =======       =======       =======

RATIO OF INCOME TO FIXED CHARGES
   INCLUDING INTEREST ON DEPOSITS                    1.74          1.58           1.56          1.34          1.44
                                                  =======       =======        =======       =======       =======

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of
      Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates.

(A) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (The "Merger"). Following the Merger, TRV changed its name to Citigroup Inc. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such there were no Citicorp preferred dividends subsequent to 1998.